EX-FILING FEES

Calculation of Filing Fee Table

424(b)(5)
(Form Type)

NETSTREIT CORP.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered		Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock, $0.01 par value per share	457(o) and 457(r)	10,350,000	(1)	$20.20	$209,070,000	$0.0000927	$19,380.79
	Total Offering Amounts						$209,070,000		$19,380.79
	Total Fee Offsets								-
	Net Fee Due								$19,380.79

(1)	Includes 1,350,000 shares of common stock that may be purchased by the underwriters upon the exercise of their option to purchase additional shares.

(2)	The filing fee is calculated in accordance with Rule 457(o) and 457(r) of the Securities Act of 1933, as amended. This “Calculation of Filing Fee” table shall be deemed to update the “Calculation of Registration Fee” table in the registrant’s Registration Statement on Form S-3ASR (File No. 333-259226) in accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended.

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